As filed with the Securities and Exchange Commission on December 17, 1997
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
     POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 33-44826
                                      TO


                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER

                          THE SECURITIES ACT OF 1933
                               ----------------
                            NationsBank Corporation
            (exact name of registrant as specified in its charter)


            North Carolina                             6711                     56-0906609
       (State or other jurisdiction of     (Primary Standard Industrial      (I.R.S. Employer
       incorporation or organization)      Classification Code Number)      Identification No.)

                         NationsBank Corporate Center
                            100 North Tryon Street
                        Charlotte, North Carolina 28255
                                (704) 386-5000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ----------------
         Paul J. Polking, Executive Vice President and General Counsel
                            NationsBank Corporation
                         NationsBank Corporate Center
                            100 North Tryon Street
                        Charlotte, North Carolina 28255
                                (704) 386-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]
     As described below, this Registration Statement contains a combined prospectus which also relates to the 5,591,866 remaining shares available under Registration Statement No. 33-44826. An aggregate registration fee in the amount of $113,086 was paid in connection with Registration Statement No. 33-44826.
     Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement contains a combined Prospectus and relates to Registration Statement No. 33-44826 previously filed by the Registrant on Form S-3. This Registration Statement also constitutes Post-Effective Amendment No. 2 to Registration Statement No. 33-44826 and such Post-Effective Amendment shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                 (NationsBank Logo)(tm)




     NationsBank SharesDirect Plan

You should read this Prospectus carefully so you will know how the Plan works and then retain it for future reference.


Neither the Securities and Exchange Commission nor any state securities regulators have determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.










                                                 Prospectus
                                                 January  , 1998

--------------------------------------------------------------------------------
Table of Contents



                                                                  Page
NationsBank SharesDirect Plan ................................      1
NationsBank Corporation ......................................      1
The Plan
  Summary of the Plan ........................................      2
  Administrator of the Plan ..................................      3
  Inquiries: NationsBank Shareholder Services ................      3
  Enrollment  ................................................      4
  Investment Options:
    Optional Dividend Reinvestment  ..........................      4
    Optional Cash Investments ................................      6
  Purchase of Shares  ........................................      6
  Sale of Shares  ............................................      7
  Safekeeping of Your Stock Certificates  ....................      8
  Gifts or Transfers of Shares  ..............................      8
  Issuance of Certificates  ..................................      9
  Plan Service Fees ..........................................     10
  Tracking Your Investments ..................................     10
  U.S. Federal Income Tax Information ........................     11
Responsibility of Administrator and NationsBank
  Corporation ................................................     12
Miscellaneous
  Stock Splits, Stock Dividends and Other Distributions ......     13
  Voting of Proxies ..........................................     13
  Plan Modification or Termination  ..........................     13
  Change of Eligibility; Termination  ........................     13
  Foreign Participation ......................................     13
  Available Information/Incorporation of Documents
    by Reference  ............................................     14
  Legal Matters ..............................................     15
  Independent Accountants ....................................     15
  Factors That May Affect Future Results  ....................     15

--------------------------------------------------------------------------------
NationsBank SharesDirect Plan

This Prospectus describes the new NationsBank SharesDirect Plan effective
January   , 1998. The Plan promotes long-term ownership in NationsBank
Corporation by offering:

  o A simple, cost-effective method for purchasing shares of NationsBank stock directly from NationsBank;

  o A way to increase your holdings in NationsBank by reinvesting your cash dividends in NationsBank stock;

  o The opportunity to purchase additional shares by making optional cash investments.


You do not have to be a current shareholder of NationsBank to participate in the Plan. You can purchase your first shares of NationsBank stock through the Plan by making an initial investment of $1,000 or more, which includes an initial transaction fee of $10. If you currently participate in the NationsBank dividend reinvestment plan, you are automatically enrolled in the new Plan.


--------------------------------------------------------------------------------
NationsBank Corporation


NationsBank is a multi-bank holding company. Through its subsidiaries, NationsBank provides financial products and services to individuals, businesses, corporations, institutional investors and governmental agencies, primarily throughout the Mid-Atlantic, Midwest, Southeast and Southwest. NationsBank was incorporated in 1968 under the laws of the State of North Carolina and the Bank Holding Company Act. Its principal executive offices are located at NationsBank Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255.


----------------------------------------------------------
 The NationsBank stock offered under the Plan is not guaranteed or insured by any bank or government agency.

----------------------------------------------------------

THE PLAN

 Summary of the Plan


--ENROLLMENT: New shareholders can join by making an initial investment of at least $1,000, which includes an initial transaction fee of $10. Shareholders enrolled in the existing NationsBank Dividend Reinvestment and Stock Purchase Plan are automatically enrolled in the new Plan. Existing NationsBank shareholders not enrolled in the dividend reinvestment plan can participate in the new Plan by submitting a completed Enrollment Form. If your shares are held in a brokerage account, you may participate directly by registering some or all of your shares in your name.

--OPTIONAL REINVESTMENT OF DIVIDENDS: You can reinvest all, a portion or none of your cash dividends toward the purchase of additional shares of NationsBank stock without paying trading fees.

--OPTIONAL CASH INVESTMENTS: After you are enrolled in the Plan, you can buy additional shares of NationsBank stock by investing a minimum of $50 at any one time, up to $120,000 in the aggregate per calendar year. You can have your payment automatically withdrawn from your bank account or pay by check.

--FULL INVESTMENT: Full investment of your dividends is possible because the Company will credit your account with both whole and fractional shares. As part of the Plan, NationsBank pays dividends on both whole shares and fractional shares.

--SAFEKEEPING OF CERTIFICATES: You can deposit your NationsBank stock certificates with NationsBank Shareholder Services for safekeeping at no cost to you.

--GIFTS OR TRANSFERS OF SHARES: You can give or transfer your NationsBank shares to others through the Plan at no charge.

--SELL SHARES CONVENIENTLY: If you choose to sell any of the NationsBank stock held in your Plan account, you will pay fees lower than those typically charged by stockbrokers.

--TRACKING YOUR INVESTMENT: You will receive a statement or a notification after each transaction. Statements provide the details of the transaction and show the share balance in your Plan account.


--------------------------------------------------------------------------------
Administrator of the Plan

NationsBank has appointed The Chase Manhattan Bank to administer the Plan and act as Agent for the participants. The Chase Manhattan Bank has designated its affiliates, ChaseMellon Shareholder Services, L.L.C. and Chase Securities Inc., and other agents to perform certain services for the Plan. These companies will purchase and hold shares of stock for Plan participants, keep records, send statements and perform other duties required by the Plan. NationsBank reserves the right to replace the Administrator at any time.

The Administrator may be contacted at NationsBank Shareholder Services as detailed below.


--------------------------------------------------------------------------------
Inquiries: NationsBank Shareholder Services

For information about the NationsBank SharesDirect Plan:


 Call NationsBank Shareholder Services:     1-800-642-9855
 Internet:                                  www.chasemellon.com

Written requests and notices should be mailed as follows:

   Send correspondence and all requests except Optional Cash Investments to:

   NationsBank Shareholder Services
     P. O. Box 3336
   South Hackensack, N.J.  07606-1936

   Please include your daytime telephone number.

   Send Optional Cash
     Investments to:

   NationsBank Shareholder Services
     Optional Cash Investments
     P. O. Box 382009
     Pittsburgh, PA 15250-8009

   Make check or money order payable to NationsBank Corporation in U.S. dollars. Please use transaction stub at bottom of statement.

--------------------------------------------------------------------------------
Enrollment

You are eligible to participate in the Plan if you meet the requirements outlined below. If you live outside the U.S., you should first determine if there are any governmental regulations that would prohibit your participation in the Plan.


(arrow) If you do not currently own any NationsBank stock, you can join the Plan by making an initial investment of at least $1,000, but not more than $120,000. You can get started in the Plan by returning a completed Enrollment Form to NationsBank Shareholder Services along with your check or money order payable to NationsBank Corporation. A $10 transaction fee will be deducted from your initial investment. The Administrator will arrange for the purchase of shares for your account, but will not pay interest on amounts held pending investment. Please allow two weeks for your account to be established, initial shares to be purchased and a statement to be mailed to you. (See "Purchase of Shares for the Plan" on page 6.)


(arrow) If you already own NationsBank stock and the shares are registered in your name, you may join the Plan by returning a completed Enrollment Form to NationsBank Shareholder Services. Registered shareholders will not be charged an initial transaction fee. If you have been participating in the existing NationsBank Dividend Reinvestment and Stock Purchase Plan, you will be automatically enrolled in the new NationsBank SharesDirect Plan and need not send in an Enrollment Form or take any other action unless you want to make a change.


(arrow) If your shares are held in a brokerage, bank or other intermediary account, and you wish to participate directly in the Plan, you should direct your broker, bank, or trustee to register some or all of your NationsBank shares directly in your name. You can then get started in the Plan by returning a completed Enrollment Form to NationsBank Shareholder Services. Registered shareholders will not be charged an initial transaction fee.

--------------------------------------------------------------------------------
Investment Options

Once enrolled in the Plan, you have the following choices:


(arrow) OPTIONAL DIVIDEND REINVESTMENT: You can choose to reinvest all, a portion or none of the regular cash dividends paid on your shares registered with the Plan to purchase additional shares of NationsBank stock. You can change your dividend reinvestment election at any time by notifying NationsBank Shareholder Services. For a particular dividend to be reinvested, your notification must be received five days prior to the record date for that dividend. (The record date is normally 21 days prior to the payment date.)


If you elect to reinvest your dividends, you must choose one of the following when completing the Dividend Reinvestment section of the Enrollment Form:

                              Full Dividend Reinvestment
-----------------------------------------------------------------------
  Purchase additional shares by reinvesting all of your cash dividends.





                          Partial Dividend Reinvestment
---------------------------------------------------------------------
 If you choose to reinvest less than all of your dividends, you must select one of the following options:
 OPTION 1. Receive a cash dividend payment based on the
 number of full shares you specify. Reinvest the dividends on all remaining shares. This option allows you to receive a fixed amount of cash each quarter (assuming the dividend per share stays the same); or
 OPTION 2. Reinvest dividends based on the number of full
 shares you specify. Receive a cash dividend payment on all
 remaining shares. This option allows you to receive an increasing amount of cash each quarter (again, assuming the dividend per share stays the same).
 Deposit Cash Dividends Electronically: If you choose
 partial dividend reinvestment, you can have all of your remaining cash dividends deposited directly into your bank account instead of receiving a check by mail -- just complete the appropriate sections of the Enrollment Form or notify NationsBank
 Shareholder Services. Direct Deposit Authorization Forms will be acted upon as soon as possible after they are received. You can change your designated bank account for direct deposit or
 discontinue this feature by notifying NationsBank Shareholder
 Services at least 14 days prior to a dividend record date.
---------------------------------------------------------------------------


(arrow) OPTIONAL CASH INVESTMENTS: You can purchase additional shares of NationsBank stock by using the Plan's optional cash investment feature. You must invest at least $50 at any one time and cannot invest more than $120,000 in a calendar year. Interest will not be paid on amounts held pending investment.


    By Automatic Withdrawal from your Bank Account: If you wish to make regular monthly optional cash investments, you can authorize an automatic monthly withdrawal from your bank account. This feature enables you to make ongoing investments without writing a check. Funds will be deducted from your account on the 15th day of each month. If this date falls on a bank holiday or weekend, funds will be deducted on the next business day. Please allow four to six weeks for the first automatic monthly withdrawal to be initiated. You must notify NationsBank Shareholder Services in writing to change or terminate automatic withdrawal.


    By Check or Money Order: You may make optional cash investments by sending a check or money order payable to NationsBank Corporation. Do not send cash. Please mail the completed transaction stub located on the bottom of your statement along with your investment to the address specified on the statement.



--------------------------------------------------------------------------------
Purchase of Shares

(arrow) Purchase Intervals: The Administrator will make arrangements to use initial and optional cash investments to purchase NationsBank shares as promptly as practical, but at least once each week. The Administrator will use reinvested dividends to purchase shares on a quarterly basis. Purchases may be made over a number of days to meet the requirements of the Plan.


(arrow) Source and Pricing of Shares: Shares needed to meet the requirements of the Plan will either be purchased in the open market or issued directly by NationsBank from authorized but unissued shares.


If the shares are purchased in the open market, your price per share will be the weighted average price of shares purchased during the relevant period to satisfy Plan requirements. Trading fees incurred by the Plan for purchases will be paid by NationsBank and will be reported to you as taxable income. All fractional shares are calculated to four decimals and are credited to your account.


If the shares are purchased from NationsBank, your price per share will be the average of the daily high and low sale prices quoted on the New York Stock Exchange (NYSE) Composite Transactions listing for the day the shares are purchased. All fractional shares are calculated to four decimals and are credited to your account.

(arrow) Timing and control: Because the Administrator will arrange for the purchase of shares on behalf of the Plan, neither NationsBank nor any participant in the Plan has the authority or power to control either the timing or pricing of shares purchased or the selection of the broker making the purchases. Therefore, you will not be able to precisely time your purchases through the Plan and will bear the market risk associated with fluctuations in the price of NationsBank stock. That is, if you send in an initial or optional cash investment, it is possible that the market price of NationsBank stock could go up or down before the broker purchases stock with your funds. In addition, you will not earn interest on initial or optional cash investments for the period before the shares are purchased.


--------------------------------------------------------------------------------
Sale of Shares

You can sell any number of shares held in your Plan account or book entry form by notifying NationsBank Shareholder Services. The Administrator will make arrangements to sell NationsBank stock as promptly as possible, but at least once a week. Sales may be made more frequently if volume dictates.


The sale price will be the weighted average price of all shares sold for Plan participants during the relevant period, as volume dictates. You will receive the proceeds of the sale less (1) a $15 sales transaction fee, (2) the trading fee of $0.08 per share charged in connection with the sale, and (3) any required tax withholdings. (See "Plan Service Fees" on page 10.)


You can choose to sell your shares through a stockbroker of your choice, in which case you should request a certificate for your shares from NationsBank Shareholder Services. (See "Issuance of Certificates" on page 9.)


Please note that if your total holdings fall below one share, the Administrator will liquidate the fractional share, remit the proceeds to you less any applicable fees, and close your Plan account.


Timing and control: Because the Administrator will sell the shares on behalf of the Plan, neither NationsBank nor any participant in the Plan has the authority or power to control the timing or pricing of shares sold or the selection of the broker making the sales. Therefore, you will not be able to precisely time your sales through the Plan and will bear the market risk associated with fluctuation in the price of NationsBank stock. That is, if you send in a request to sell shares, it is possible that the market price of NationsBank stock could go down or up before the broker sells your shares. In addition, you will not earn interest on the proceeds of a sales transaction.


--------------------------------------------------------------------------------
Safekeeping of Your Stock Certificates

Shares of NationsBank stock that you buy under the Plan will be maintained in your Plan account for safekeeping. You will receive a periodic statement detailing the status of your holdings. For more information, see "Tracking Your Investments" on page 10.


Any NationsBank shareholder may use the Plan's "safekeeping" service to deposit their NationsBank stock certificates at no cost. Because NationsBank and the Administrator are responsible for the safekeeping of NationsBank stock certificates deposited with the Plan, you no longer bear the risk and cost associated with the loss, theft, or destruction of stock certificates so deposited. With safekeeping, you have the option of receiving cash dividends, reinvesting your dividends or taking advantage of the sale of shares feature of the Plan. Certificates will be issued only upon written request to NationsBank Shareholder Services. (See "Issuance of Certificates" on page 9.)


To use the safekeeping service, send your certificates to NationsBank Shareholder Services by registered mail with written instructions to deposit them in safekeeping. Do not endorse the certificates or complete the assignment section.

--------------------------------------------------------------------------------
Gifts or Transfers of Shares

You can give or transfer NationsBank shares to anyone you choose by:


  (arrow) Making an initial $1,000 cash investment to establish an account in the recipient's name; or
  (arrow) Submitting an optional cash investment on behalf of an existing shareholder in the Plan in an amount not less than $50 nor more than $120,000; or
  (arrow) Transferring shares from your Plan account to the recipient.


You must transfer a whole number of shares unless you transfer your entire account. You may transfer shares to new or existing shareholders. In order to transfer the ownership of all or part of the whole shares of NationsBank stock held in your Plan account, you must mail NationsBank Shareholder Services a transfer request form along with a properly signed stock power. The stock power form can be obtained from NationsBank Shareholder Services, a bank or a stockbroker. You must have your signature guaranteed by a financial institution participating in the Medallion Guarantee program. The Medallion Guarantee program ensures that the individual signing the certificate is in fact the registered owner as it appears on the stock certificate or stock power. NationsBank Shareholder Services will automatically place such new accounts in full dividend reinvestment status. The recipients of gifts or transfers, at their discretion, may then elect another option. NationsBank Shareholder Services will send recipients of gifts or transfers a notice of such transfer.


If you participate in dividend reinvestment and your request to either transfer all of your shares or make a partial sale and transfer the balance of your shares is received during the three business days prior to the dividend record date, the processing of your request may be held until after your account is credited with reinvested dividends. This hold period could be as long as four weeks.


--------------------------------------------------------------------------------
Issuance of Certificates

You can withdraw all or some of the shares from your Plan account by notifying NationsBank Shareholder Services.

Certificates will be issued for whole shares only. In the event your request involves a fractional share, a check for the value of the fractional share (less any applicable fees) will be mailed to you. Please allow two to three weeks to process your request.


Certificates will be issued in the name(s) in which the account is registered, unless otherwise instructed. In addition, checks will be made payable to the name(s) in which the account is registered, unless otherwise instructed. If the certificate is issued in a name other than your Plan account registration, the signature on the instructions or stock power must be guaranteed by a financial institution participating in the Medallion Guarantee program, as described above.


--------------------------------------------------------------------------------
Plan Service Fees

Initial Transaction Fee for new investors...............$10.00 per new account
Optional Reinvestment of Dividends...................................No Charge
Optional Cash Investments via check
 or automatic investment.............................................No Charge
Sale of Shares (partial or full)
  Transaction Fee..................................$15.00 per sale transaction
  Trading Fee..............................$0.08 per share or fractional share
Gift or Transfer of Shares...........................................No Charge
Safekeeping of Stock Certificates....................................No Charge
Certificate Issuance.................................................No Charge
Returned checks...............................................$25.00 per check
Duplicate Statements
  Current year.......................................................No Charge
  Prior year(s)........................$10.00 flat fee per request per account

The Administrator will deduct the applicable fees from either the initial investment or proceeds from a sale. All fees set forth above are subject to change following appropriate notice to Plan participants.


--------------------------------------------------------------------------------
Tracking Your Investments

If you participate in dividend reinvestment, NationsBank Shareholder Services will mail you a quarterly statement showing all transactions (shares, amounts invested, purchase prices) for your account including year-to-date and other account information. Supplemental statements or notices will be sent when you make an initial or optional cash investment or a deposit, transfer or withdrawal of shares.

If you do not participate in dividend reinvestment, NationsBank Shareholder Services will mail you a statement or notice confirming any transactions you make.

If you continue to be enrolled in the Plan, but have no transactions, NationsBank Shareholder Services will mail you an annual statement of your holdings.


 Please retain your statements to establish the cost basis of shares purchased under the Plan for income tax and other purposes.
You should notify NationsBank Shareholder Services promptly of any change in address since all notices, statements and reports will be mailed to your address of record.


--------------------------------------------------------------------------------
U.S. Federal Income Tax Information

Cash dividends reinvested under the Plan will be taxable as having been received by you even though you have not actually received them in cash. You will receive an annual statement from the Administrator indicating the amount of reinvested dividends reported to the U.S. Internal Revenue Service as dividend income. The statement will also reflect as income any trading fees paid by NationsBank on your behalf for purchases of shares.

You will not realize gain or loss for U.S. Federal income tax purposes upon the transfer of shares to the Plan, the transfer of shares to another recipient by gift or otherwise under the Plan, or upon the withdrawal of whole shares from the Plan. You will, however, generally realize gain or loss upon the sale of shares (including the receipt of cash for fractional shares) held in the Plan. Similarly, any recipient of a gift or transfer of shares under the Plan will generally realize gain or loss upon the sale of any of the shares so transferred.

In the case of Plan participants whose dividends are subject to Federal income tax withholding, or backup withholding, dividends will be invested net of the amount of tax to be withheld.

The above summary is not a comprehensive summary of all of the tax considerations that may be relevant to a participant in the Plan. Therefore, you are urged to consult your tax advisors regarding the consequences of participation in the Plan.

 You should rely only on the information incorporated by reference or provided in this prospectus or in any prospectus supplement. NationsBank has authorized no one to provide you with different information. NationsBank is not making an offer to sell stock in any state or country where the offer is not permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the date of the document.
--------------------------------------------------------------------------------
Responsibility of Administrator and NationsBank

Neither NationsBank nor the Administrator will be liable for any act they do in good faith or for any good faith omission to act. This includes, without limitation, any claims of liability for:

  o failure to terminate your account upon your death prior to receiving written notice of such death; or

  o relating to purchases or sales prices reflected in your Plan account or the dates of purchases or sales of your Plan shares; or

  o   for any fluctuation in the market value after purchase or sale of shares.


The payment of dividends is at the discretion of the NationsBank Board of Directors and will depend upon future earnings, the financial condition of NationsBank and other factors. The Board may change the amount and timing of dividends at any time without notice.


Neither NationsBank nor the Administrator can assure you a profit or protect you against a loss on the shares you purchase under the Plan.


--------------------------------------------------------------------------------
Miscellaneous

Stock Splits, Stock Dividends and Other Distributions
In the event dividends are paid in NationsBank stock, or if NationsBank stock is distributed in connection with any stock split or similar transaction, each account will be adjusted to reflect the receipt of the stock so paid or distributed.

Voting of Proxies
NationsBank will mail you proxy materials including a proxy card representing both the shares for which you hold certificates and the shares, full and fractional, in your Plan account. The proxy will be voted as indicated by you. If you do not return the proxy card or if you return it unsigned, none of your shares will be voted.


Plan Modification or Termination
NationsBank reserves the right to suspend, modify or terminate the Plan at any time. You will receive notice of any such suspension, modification or termination. NationsBank and the Administrator also reserve the right to change any administrative procedures of the Plan.


Change of Eligibility; Termination
NationsBank reserves the right to deny, suspend or terminate participation by a shareholder who is using the Plan for purposes inconsistent with the intended purpose of the Plan. In such event, NationsBank Shareholder Services will notify you in writing and will continue to safekeep your shares but will no longer accept optional cash investments or reinvest your dividends. NationsBank Shareholder Services will issue a certificate to you upon written request.


Foreign Participation
If you live outside of the U.S., you should first determine if there are any laws or governmental regulations that would prohibit your participation in the Plan. NationsBank reserves the right to terminate participation of any shareholder if it deems it advisable under any foreign laws or regulations.


Available Information/Incorporation of Documents by Reference
NationsBank files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information NationsBank files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. NationsBank SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at "http://www.sec.gov."

The SEC allows NationsBank to "incorporate by reference" the information it files with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. The documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the Plan is terminated comprise the incorporated documents:

(a)  Annual Report on Form 10-K for the year ended December 31, 1996;

(b)  Quarterly Reports on Form 10-Q for the quarters ended
     March 31, 1997, June 30, 1997 and September 30, 1997;

(c) Current Reports on Form 8-K for January 16, 1997, February 3, 1997, March 28, 1997, April 21, 1997, April 22, 1997, July 3, 1997, July 10, 1997, July
     18, 1997, September 12, 1997, as amended on November 12, 1997 and October 20, 1997; and

(d) The description of the NationsBank Common Stock contained in the NationsBank registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934 as modified by the NationsBank Current Report on Form 8-K filed September 21, 1994.


Upon request NationsBank will provide, without charge, a copy of any or all of the documents incorporated by reference in this document (other than exhibits to such documents, unless the exhibits are specifically incorporated by reference in such documents). Your requests for copies should be directed to Shareholder Relations, NationsBank Corporation, NationsBank Corporate Center, Corporate Treasury Division, Charlotte, North Carolina 28255 (Telephone: (704) 386-5972).


Legal Matters
Mr. Paul J. Polking, Executive Vice President and General Counsel of NationsBank Corporation, has given his opinion regarding the validity of the NationsBank stock covered by this Prospectus. Mr. Polking owns common stock and is eligible to participate in the Plan.

Independent Accountants
The financial statements of NationsBank Corporation are incorporated in this Prospectus by reference to its Annual Report on Form 10-K for the year ended December 31, 1996, in reliance on the report of Price Waterhouse LLP, independent accountants. Price Waterhouse LLP gave this report on its authority as experts in auditing and accounting.


Factors That May Affect Future Results
Please keep in mind that the information delivered to you with this Prospectus, as well as the annual, quarterly and special reports and other information filed by NationsBank with the Securities and Exchange Commission, contain forward-looking statements which involve various uncertainties. These uncertainties could cause actual NationsBank results to be materially different from the forward-looking statements. When reading any of these documents, you should consider all of the risks and uncertainties that are discussed, and you should not rely solely on forward-looking statements made by NationsBank.


Factors that could cause actual results to be materially different from forward-looking statements include: (1) interest rate, market and monetary fluctuations, (2) monetary and fiscal policies and laws, (3) inflation, (4) general economic conditions, (5) competition and economic conditions in NationsBank regions and industries, (6) new products, (7) mergers and acquisitions, and (8) the ability of NationsBank to manage these and other risks.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The following expenses will be incurred in connection with the offering.


    Securities and Exchange Commission Registration Fee  ......    $113,086
    Accounting Fees and Expenses ..............................    $  4,000
    Legal Fees and Expenses   .................................    $  2,000
    Printing and Engraving Expenses ...........................    $200,000
    Design Expenses  ..........................................    $ 30,000
    Miscellaneous Expenses ....................................    $  2,000
                                                                   --------
    Total   ...................................................    $351,086
                                                                   --------

     All of the above items, except the registration fee, are estimated.


Item 15. Indemnification of Directors and Officers.

     There are no provisions in the registrant's Articles of Incorporation, and no contracts between the registrant and its directors and officers nor resolutions adopted by the registrant, relating to indemnification. The registrant's Articles of Incorporation prevent the recovery by the registrant of monetary damages against its directors. However, in accordance with the provisions of the North Carolina Business Corporation Act (the "Act"), the registrant's Bylaws provide that, in addition to the indemnification of directors and officers otherwise provided by the Act, the registrant shall, under certain circumstances, indemnify its current or former directors and officers against any and all liability and litigation expense, including reasonable attorney's fees, arising out of their status or activities as directors and officers, except for liability or litigation expense incurred on account of activities that were at the time known or believed by such director or officer to be clearly in conflict with the best interests of the registrant. Pursuant to such Bylaw, the registrant may also maintain insurance on behalf of its directors and officers against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to the Bylaw or otherwise.

     Sections 55-8-50 through 55-8-58 of the Act contain provisions prescribing the extent to which directors and officers shall or may be indemnified. Section 55-8-51 of the Act permits a corporation, with certain exceptions, to indemnify a present or former director against liability if (i) the director conducted himself in good faith, (ii) the director reasonably believed (x) that the director's conduct in the director's official capacity with the corporation was in its best interests and (y) in all other cases the director's conduct was at least not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, the director had no reasonable cause to believe the director's conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding charging improper personal benefit to the director. The above standard of conduct is determined by the board of directors, or a committee or special legal counsel or the shareholders as prescribed in Section 55-8-55.

     Sections 55-8-52 and 55-8-56 of the Act require a corporation to indemnify a director or officer in the defense of any proceeding to which the director or officer was a party against reasonable expenses when the director or officer is wholly successful in the director's or officer's defense, unless the articles of incorporation provide otherwise. Upon application, the court may order indemnification of the director or officer if the director or officer is adjudged fairly and reasonably so entitled under Section 55-8-54.

     In addition, Section 55-8-57 permits a corporation to provide for indemnification of directors, officers, employees or agents, in its articles of incorporation or bylaws or by contract or resolution, against liability in various proceedings and to purchase and maintain insurance policies on behalf of these individuals.

     The foregoing is only a general summary of certain aspects of North Carolina law dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes, which contain detailed specific provisions regarding the circumstances under which and the person for whose benefit indemnification shall or may be made and accordingly are set forth in Exhibit 99.10 hereto and incorporated herein by reference.

Item 16. Exhibits.


 3.1     Restated Articles of Incorporation of registrant, as in effect on the date hereof, incorporated by reference to Exhibit 3.1 of registrant's Current Report on Form 8-K dated December 31, 1996.
 3.2     Amended and restated Bylaws of registrant, as in effect on the date hereof, incorporated by reference to Exhibit 3(b) of registrant's Annual Report on Form 10-K dated March 29, 1996.
 5.1     Opinion of Counsel to the registrant as to the legality of shares.*
23.1     Consent of Paul J. Polking, Executive Vice President and General Counsel (included in
         Exhibit 5).*
23.2     Consent of Price Waterhouse LLP.
24.1     Power of Attorney.
24.2     Certified resolutions.
99.1     Provisions of North Carolina law regarding indemnification of directors and officers
         (incorporated herein by reference to Exhibit 99.1 of the NationsBank Corporation Registration
         Statement on Form S-3, Registration No. 33-63097).
99.2     Additional Materials to be Mailed with NationsBank SharesDirect Plan Prospectus.

----------
* Previously filed.


Item 17. Undertakings.

     The undersigned registrant hereby undertakes:

     (a) (1) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be determined to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on December 17, 1997.


                                   NATIONSBANK CORPORATION
                                   (Registrant)


                                   By:               *
                                     ----------------------------------------

                                            Hugh L. McColl, Jr.
                                         Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities indicated on this 17th day of December, 1997.



               Signature                                        Capacity
---------------------------------------   -----------------------------------------------------
                          *               Chief Executive Officer and Director (Principal
-------------------------------------
               Hugh L. McColl, Jr.        Executive Officer)
                          *               Vice Chairman and Chief Financial Officer (Principal
-------------------------------------
               James H. Hance, Jr.        Financial Officer)
                          *               Executive Vice President (Principal Accounting
-------------------------------------
                   Marc D. Oken           Officer)
                          *               Chairman of the Board and Director
-------------------------------------
              Andrew B. Craig, III
                          *               Director
-------------------------------------
                 Ray C. Anderson
                          *               Director
-------------------------------------
              William M. Barnhardt
                          *               Director
-------------------------------------
              B.A. Bridgewater, Jr.
                          *               Director
-------------------------------------
                 Thomas E. Capps
                          *               Director
-------------------------------------
                 Charles W. Coker
                          *               Director
-------------------------------------
                Thomas G. Cousins
                          *               Director
-------------------------------------
            Alan T. Dickson

               Signature                   Capacity
---------------------------------------   ---------
                          *               Director
-------------------------------------
                    Paul Fulton
                                          Director
-------------------------------------
                Timothy L. Guzzle
                          *               Director
-------------------------------------
                   C. Ray Holman
                          *               Director
-------------------------------------
                   W. W. Johnson
                          *               Director
-------------------------------------
                 Russell W. Meyer
                          *               Director
-------------------------------------
                Richard B. Priory
                          *               Director
-------------------------------------
                   John C. Slane
                          *               Director
-------------------------------------
              O. Temple Sloan, Jr.
                          *               Director
-------------------------------------
                   John W. Snow
                          *               Director
-------------------------------------
              Meredith R. Spangler
                          *               Director
-------------------------------------
                  Albert E. Suter
                          *               Director
-------------------------------------
                 Ronald Townsend
                          *               Director
-------------------------------------
                  Jackie M. Ward
                          *               Director
-------------------------------------
                Virgil R. Williams

*By: /s/  CHARLES M. BERGER
     ---------------------------------
                               Charles M. Berger

                                Attorney-in-fact